UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2017

Calmare Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 368-6044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2017, Robert T. Conway, Jr. informed Calmare Therapeutics Incorporated (the “Company”) of his decision to resign, effective immediately, from the Company’s Board of Directors (the “Board”). Mr. Conway was the Chairman of Nominating and Corporate Governance Committee and a member of Compensation Committee of the Board at the time of his resignation. The resignation was not the result of any disagreements with the Company.

On January 19, 2017, Steve Roehrich informed the Company of his decision to resign, effective at the close of business on January 19, 2017, from the Company’s Board. Mr. Roehrich was a member of Audit Committee and a member of the Nominating and Corporate Governance Committee of the Board at the time of his resignation. The resignation was not the result of any disagreements with the Company.

On January 24, 2017, the Company’s Board of Directors voted unanimously to reduce the number of board members from seven (7) to five (5).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release regarding the resignations of Robert T. Conway, Jr. and Steve Roehrich, dated February 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calmare Therapeutics Incorporated

Date: February 23, 2017	By:	/s/ Conrad Mir
Name: Conrad Mir
Title: Chief Executive Officer